Exhibit 99.1

Bion Environmental Technologies to Present at the LD Micro Main Event XV

October 18, 2022. New York. New York. Bion Environmental Technologies, Inc. (OTC QB: BNET), a developer of advanced livestock waste treatment technology that dramatically reduces environmental impacts and recovers valuable resources, announced today that Craig Scott, Bion’s S.V.P. – Capital Markets, will present a corporate overview at the LD Micro Main Event XV. The conference is being held October 25 – 27, 2022, at the Luxe Sunset Boulevard Hotel in Los Angeles.

Event:  LD Micro Main Event XV
Presentation Date:  Tuesday, October 25
Time:  9:30am PT (Track 1)

Register to watch the presentation here.

Mr. Scott will be available for one-on-one meetings throughout the conference.

About Bion: Bion’s patented third generation technology was designed to largely mitigate the environmental impacts of large-scale livestock production and deliver a USDA-certified sustainable product to the consumer. The platform simultaneously recovers low carbon organic fertilizer coproducts, renewable energy, and clean water from the waste stream. Bion’s 3G Tech platform can create a pathway to economic and environmental sustainability with ‘win-win’ benefits for a premium sector of the $175 billion U.S. livestock industry and the consumer. For more information, see Bion’s website at https://bionenviro.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words ‘will’, ‘can’, and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact Information:

Craig Scott

SVP – Capital Markets

cscott@bionenviro.com

406-281-8178 direct